Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES FIRST FISCAL QUARTER 2017 RESULTS

HILLIARD, Ohio – (October 6, 2016) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results for the fiscal first quarter ended June 30, 2016.

First Fiscal Quarter 2017 Highlights

•	Quarterly net sales increased 2.4% to $358 million

•	Net income increased 96% to $25 million

•	Adjusted EBITDA (Non-GAAP) increased 34% to $72 million

•	Cash flow from operating activities went from a use of $18 million to flat

•	Free cash flow (Non-GAAP) improved from a use of $30 million to a use of $13 million

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “We are very pleased with our performance for the first fiscal quarter, which reflected solid execution of our conversion strategy as well as strong growth in HP Pipe and Allied Products. Our growth was particularly strong in our nonresidential end market, which grew 11% versus the prior year. This performance was partially offset by a weaker-than-expected agriculture end market and continued softness in Mexico. In addition, Adjusted EBITDA increased 34% over the prior year period to $72 million for the quarter.

Chlapaty continued, “The underlying fundamentals of our business remain strong as we continue to execute on our strategies. We anticipate that for the remainder of fiscal year 2017, we will continue to face headwinds in our agriculture end market and in Mexico. In addition, like many of our peers in the construction market, we are seeing domestic growth moderate slightly from previous expectations. That said, we remain optimistic about our ability to continue generating above-market growth and healthy profitability for fiscal year 2017 and beyond.”

First Fiscal Quarter 2017 Results

Gross profit increased $22.2 million, or 29.8%, to $96.7 million for the fiscal first quarter 2017, compared to $74.5 million in the prior fiscal year. As a percentage of net sales, gross profit was 27.0%, compared to 21.3%, in the prior fiscal first quarter. The increase in gross profit was largely attributed to lower raw material costs, increased sales of Allied Products and lower diesel costs.

The Company reported Adjusted EBITDA (Non-GAAP) of $71.8 million in the fiscal first quarter 2017 compared to Adjusted EBITDA of $53.7 million in the prior fiscal year, an increase of 33.7%. As a percentage of net sales, Adjusted EBITDA was 20.1% for the fiscal first quarter 2017 compared to 15.4% in the prior fiscal year. The increase in Adjusted EBITDA was largely attributed to the same factors mentioned above.

Adjusted Earnings Per Fully Converted Share (Non-GAAP) for the fiscal first quarter 2017 was $0.37 per share based on weighted average fully converted shares of 73.7 million, improved from an Adjusted Earnings Per Fully Converted Share of $0.20 per share for the prior fiscal first quarter.

A reconciliation of GAAP to Non-GAAP financial measures for Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Fully Converted Share has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For the fiscal first quarter 2017, the Company recorded net cash provided by operating activities of $(0.1) million compared to $(18.1) million for the same period last year. Net debt (total debt and capital lease obligations net of cash) was $445.9 million as of June 30, 2016, a decrease of $61.2 million from June 30, 2015.

Fiscal Year 2017 Outlook

Based on current visibility, backlog of existing orders and business trends, the Company has revised its net sales target for fiscal year 2017. Net sales for fiscal year 2017 are now forecast to be in the range of $1.270 billion to $1.310 billion. The revised guidance is predicated on the belief that end market performance will be slightly lower than previously expected for the remainder of fiscal year 2017. The table below illustrates the expected change in end market performance.

End Market	Previous Outlook	Current Outlook
Domestic Construction	Up 4% to 7%	Up 0% to 4%
Agriculture	Down 5% to 12%	Down 15% to 25%
International	Down 1% to 6%	Down 5% to 15%

With the revised net sales guidance, the Company is adjusting its Adjusted EBITDA (Non-GAAP) expectations to $200 million to $225 million for the full fiscal year.

Scott Cottrill, Executive Vice President and Chief Financial Officer of ADS, commented, “Our revised expectations for end market performance is based in part on the trends we saw during the first half of the fiscal year, in particular slower market growth in our domestic construction markets and continued weakness in our agriculture and Mexican markets as we moved into the second fiscal quarter. Although we cannot control the macro environment, we will continue to strive for performance above the market. In fact, we believe we will generate growth of mid-single digits in our core domestic construction markets for the full fiscal year, which we believe would outpace our revised market growth expectations. In addition, our adjusted EBITDA performance remains strong, as we continue to operate in a favorable cost environment and effectively manage our operations. As such, we are only slightly lowering our full year adjusted EBITDA guidance to $200 million to $225 million.”

Webcast Information

The Company will host an investor conference call and webcast on Thursday, October 6, 2016 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-866-450-8367 (US toll-free) or 1-412-317-5465 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 31 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods, any further delay in the filing of any filings with the SEC; the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering further weaknesses of which we are not currently aware or which have not been detected and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2016	2015
Net sales	$357,576	$349,124
Cost of goods sold	260,870	274,647

Gross profit	96,706	74,477
Operating expenses:
Selling	23,930	21,227
General and administrative	26,284	18,286
Loss on disposal of assets or businesses	202	866
Intangible amortization	2,187	2,526

Income from operations	44,103	31,572
Other (income) expense:
Interest expense	4,784	4,286
Derivative (gains) losses and other (income) expense, net	(3,037)	6,580

Income before income taxes	42,356	20,706
Income tax expense	16,909	8,148
Equity in net loss (income) of unconsolidated affiliates	96	(354)

Net income	25,351	12,912
Less net income attributable to noncontrolling interest	1,148	1,088

Net income attributable to ADS	24,203	11,824

Accretion of Redeemable noncontrolling interest	(362)	—
Dividends to Redeemable convertible preferred stockholders	(426)	(371)
Dividends paid to unvested restricted stockholders	(3)	(6)

Net income available to common stockholders and participating securities	23,412	11,447
Undistributed income allocated to participating securities	(2,142)	(982)

Net income available to common stockholders	$21,270	$10,465

Weighted average common shares outstanding:
Basic	54,534	53,623
Diluted	55,437	54,775
Net income per share:
Basic	$0.39	$0.20
Diluted	$0.38	$0.19
Cash dividends declared per share	$0.06	$0.05

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
(Amounts in thousands)	June 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash	$9,168	$6,555
Receivables	212,167	186,883
Inventories	238,718	230,466
Other current assets	8,460	12,859

Total current assets	468,513	436,763
Property, plant and equipment, net	401,822	391,744
Other assets:
Goodwill	100,857	100,885
Intangible assets, net	57,822	59,869
Other assets	45,614	45,256

Total assets	$1,074,628	$1,034,517

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$35,880	$35,870
Current maturities of capital lease obligations	20,872	19,231
Accounts payable	112,646	119,606
Other accrued liabilities	64,806	65,099
Accrued income taxes	2,380	1,822

Total current liabilities	236,584	241,628
Long-term debt obligation	335,130	312,214
Long-term capital lease obligations	63,231	56,809
Deferred tax liabilities	55,075	63,683
Other liabilities	30,684	30,803

Total liabilities	720,704	705,137
Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock	307,513	310,240
Deferred compensation — unearned ESOP shares	(203,836)	(205,664)
Redeemable noncontrolling interest in subsidiaries	7,794	7,171

Total mezzanine equity	111,471	111,747
Stockholders’ equity:
Common stock	12,393	12,393
Paid-in capital	720,389	715,859
Common stock in treasury, at cost	(439,009)	(440,995)
Accumulated other comprehensive loss	(22,881)	(21,261)
Retained deficit	(42,858)	(63,396)

Total ADS stockholders’ equity	228,034	202,600
Noncontrolling interest in subsidiaries	14,419	15,033

Total stockholders’ equity	242,453	217,633

Total liabilities, mezzanine equity and stockholders’ equity	$1,074,628	$1,034,517

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
(Amounts in thousands)	2016	2015

Cash Flow from Operating Activities	$(132)	$(18,142)

Cash Flows from Investing Activities
Capital expenditures	(12,595)	(11,535)
Issuance of note receivable to related party	—	(3,854)
Other investing activities	(200)	(172)

Net cash used in investing activities	(12,795)	(15,561)

Cash Flows from Financing Activities
Proceeds from Revolving Credit Facility	114,000	130,400
Payments from Revolving Credit Facility	(88,700)	(90,100)
Payments on Term Loan	(2,500)	(1,875)
Proceeds from notes, mortgages, and other debt	—	6,926
Payments from notes, mortgages, and other debt	(215)	(3,217)
Payments on capital lease obligation	(5,358)	(4,192)
Cash dividends paid	(3,665)	(3,784)
Other financing activities	2,640	587

Net cash provided by financing activities	16,202	34,745

Effect of exchange rates changes on cash	(662)	182
Net change in cash	2,613	1,224
Cash at beginning of period	6,555	3,623

Cash at end of period	$9,168	$4,847

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). ADS management uses non-GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Fully Converted Share, all non-GAAP financial measures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These measures are not intended to be substitutes for those reported in accordance with GAAP. Adjusted EBITDA, Free Cash Flow, and Adjusted Earnings per Fully Converted Share may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below reconciliations of Adjusted EBITDA to net income.

Free Cash Flow is a non-GAAP financial measure that comprises cash flow from operating activities less capital expenditures. Free Cash Flow is a measure used by management and the Company’s board of directors to assess the Company’s ability to generate cash. Accordingly, management believes that Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flow from operations after capital expenditures. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of cash flow from operating activities to Free Cash Flow.

Adjusted Earnings Per Fully Converted Share is a non-GAAP measure that is calculated by adjusting our Net income per share – Basic, the most comparable GAAP measure. To effect this adjustment with respect to Net income available to common stockholders, we have (1) removed the accretion of Redeemable noncontrolling interest in subsidiaries, (2) added back the dividends to Redeemable convertible preferred stockholders and dividends paid to unvested restricted stockholders, (3) made corresponding adjustments to the amount allocated to participating securities under the two class earnings per share computation method, and (4) added back ESOP deferred compensation attributable to the shares of Redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period, which is a non-cash charge to our earnings. We have also made adjustments to the weighted average common shares outstanding – Basic to assume (1) share conversion of the Redeemable convertible preferred stock outstanding shares to common stock and (2) add shares of outstanding unvested restricted stock. Adjusted Earnings Per Fully Converted Share (non-GAAP) is a key metric used by management and our board of directors to assess our financial performance. This information is useful to investors as the preferred shares held by the ESOP are required to be distributed to our employees over time, which is done in the form of common stock after the conversion of the preferred shares. As such, this measure is included because it provides investors with information to understand the impact on the financial statements once all preferred shares are converted and distributed.

The following tables present a reconciliation of Adjusted EBITDA to Net Income, Free Cash Flow to Cash Flow from Operating Activities, and Adjusted Earnings Per Fully Converted Share to Net income per share – Basic, the most comparable GAAP measures, for each of the periods indicated:

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended June 30,
(Amounts in thousands)	2016	2015
Net income	$25,351	$12,912
Depreciation and amortization	18,026	18,639
Interest expense	4,784	4,286
Income tax expense	16,909	8,148

EBITDA	65,070	43,985
Derivative fair value adjustments	(4,907)	3,761
Foreign currency transaction (gains) losses	(1,762)	317
Loss on disposal of assets or businesses	202	866
Unconsolidated affiliates interest, tax, depreciation and amortization	778	870
Contingent consideration remeasurement	24	55
Stock-based compensation	454	725
ESOP deferred stock-based compensation	2,738	3,125
Restatement-related costs	9,212	—

Adjusted EBITDA	$71,809	$53,704

Reconciliation of Segment Adjusted EBITDA to Net Income

	Three Months Ended June 30,
	2016		2015
(Amounts in thousands)	Domestic	International	Domestic	International
Net income	$23,634	$1,717	$5,571	$7,341
Depreciation and amortization	15,678	2,348	16,417	2,222
Interest expense	4,673	111	4,037	249
Income tax expense	14,868	2,041	7,094	1,054

EBITDA	58,853	6,217	33,119	10,866
Derivative fair value adjustments	(4,907)	—	3,721	40
Foreign currency transaction (gains) losses	—	(1,762)	—	317
Loss on disposal of assets or businesses	270	(68)	1,052	(186)
Unconsolidated affiliates interest, tax, depreciation and amortization	279	499	286	584
Contingent consideration remeasurement	24	—	55	—
Stock-based compensation	454	—	725	—
ESOP deferred stock-based compensation	2,738	—	3,125	—
Restatement- related costs	9,212	—	—	—

Adjusted EBITDA	$66,923	$4,886	$42,083	$11,621

Reconciliation of Free Cash Flow to Cash flow from Operating Activities

	Three Months Ended June 30,
(Amounts in thousands)	2016	2015
Cash flow from operating activities	$(132)	$(18,142)
Capital expenditures	(12,595)	(11,535)

Free cash flow	$(12,727)	$(29,677)

Reconciliation of Adjusted Earnings Per Fully Converted Share (non-GAAP) to Net Income per Share - Basic

	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2016	2015
Net income available to common stockholders	$21,270	$10,465
Weighted average common shares outstanding - Basic	54,534	53,623
Net income per share – Basic	0.39	0.20
Adjustments to net income available to common stockholders:
Accretion of Redeemable non-controlling interest in subsidiaries	362	—
Dividends to Redeemable convertible preferred stockholders	426	371
Dividends paid to unvested restricted stockholders	3	6
Undistributed income allocated to participating securities	2,142	982

Total adjustments to net income available to common stockholders	2,933	1,359

Net income attributable to ADS	$24,203	$11,824

Adjustments to net income attributable to ADS:
Fair value of ESOP compensation related to Redeemable convertible preferred stock	2,738	3,125

Adjusted net income — (Non-GAAP)	$26,941	$14,949

Weighted Average Common Shares Outstanding — Basic	54,534	53,623
Adjustments to weighted average common shares outstanding — Basic
Unvested restricted shares	79	148
Redeemable convertible preferred shares	19,065	19,693

Weighted Average Fully Converted Common Shares (Non-GAAP)	73,678	73,464

Adjusted Earnings per Fully Converted Share (Non-GAAP)	$0.37	$0.20

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@ads-pipe.com